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Subsidiaries of the Registrant

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First Lancaster Bancshares, Inc.

                                                   State or Other Jurisdiction of           Percentage
Subsidiaries(1)                                              Incorporation                  Ownership
------------------------------------------       ----------------------------------       --------------
First Lancaster Federal Savings Bank                        United States                      100%
First Lancaster Corporation                                 Kentucky                           100% (2)

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
(2) First Lancaster Corporation is a wholly-owned subsidiary of First Lancaster Federal Savings Bank.